Exhibit 10.37
ALEXION PHARMACEUTICALS, INC.
2017 INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT FOR FRENCH PARTICIPANTS

THIS AGREEMENT, made as of this _____ day of _________, 20__ (the “Grant Date”), by and between Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and you (“Participant") sets forth the terms and conditions of an Award of restricted stock units (“Restricted Stock Units”) granted to Participant under the Alexion Pharmaceuticals, Inc. 2017 Incentive Plan (the “U.S. Plan”) and the Rules of the Alexion Pharmaceuticals, Inc. 2017 Incentive Plan for Awards Granted to Participants in France (the “French Plan”) (collectively, the “Plan”).
W I T N E S S E T H:
Pursuant to the Plan, the Company desires to grant Participant, and Participant desires to accept, an Award of Restricted Stock Units, upon the terms and conditions set forth in this Agreement and the Plan. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.
Restricted Stock Units granted to Participants in France are intended to be French-qualified Restricted Stock Units that qualify for the favorable income tax and social security regime in France, as set forth in the French Plan. Certain events may affect the status of the Restricted Stock Units as French-qualified Restricted Stock Units and the Award may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the French-qualified Restricted Stock Units during the life of the Award, and Participant will not be entitled to any compensation or other amounts if the Restricted Stock Units no longer qualify as French-qualified Restricted Stock Units.
NOW, THEREFORE, the parties hereto agree as follows:

1.Grant. The Company hereby grants to Participant the number of Restricted Stock Units set forth in the notice of grant attached to this Agreement or in the award letter separately delivered to Participant together with this Agreement (collectively, the “Notice of Grant”), subject to the terms and conditions of the Plan and this Agreement.
2.    Vesting. Except as otherwise provided in the Plan, the Restricted Stock Units shall become vested in the amounts and on the dates specified in the applicable Notice of Grant (each, a “Vesting Date”), provided that Participant remains in continuous Employment (as defined in the Plan) through each applicable Vesting Date and is otherwise in compliance with all terms and conditions of the Plan and this Agreement. In no case shall the Vesting Date occur prior to the expiration of a one-year period as calculated from the Grant Date, or such other period as is required to comply with the minimum vesting period applicable to French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, the relevant

Sections of the French Tax Code or of the French Social Security Code, as amended, except in the case of the Participant’s death or Disability (as defined in the French Plan).
3.    Form and Timing of Payment. Each Restricted Stock Unit represents the right to receive one share of Stock of the Company on the Vesting Date. Unless and until the Restricted Stock Units have vested in the manner set forth in Section 2 above and the Notice of Grant, Participant shall have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Subject to the other terms of the Plan and this Agreement, Restricted Stock Units that vest in accordance with Section 2 above and the Notice of Grant will be paid to Participant in whole shares of Stock, on, or as soon as practicable after, the Vesting Date.
4.    Rights as Stockholder. No shares of Stock shall be delivered hereunder until all requirements for vesting have been satisfied. Participant shall have no rights as a stockholder with respect to any shares of Stock covered by this Award until such shares are issued to Participant. Except as otherwise provided herein or in the Plan, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such stock certificate is issued.
5.    Change in Control.
(a)    If (i) in connection with a Change in Control the Award, to the extent outstanding immediately prior to such Change of Control, is assumed or continued, or a new Award is substituted for the Award by the acquiror or survivor (or an affiliate of the acquiror or survivor) in accordance with the provisions of Section 7(a)(1) of the Plan, and (ii) at any time within the 24-month period following the Change in Control, Participant’s Employment is terminated by the Company (or its successor) or a subsidiary without Cause or Participant terminates his or her Employment for Good Reason, the Restricted Stock Units (or the award substituted for the Restricted Stock Units), to the extent then outstanding but not then vested, will automatically vest in full at the time of such termination.
(b)    For purposes of this Agreement, “Good Reason” shall mean, unless otherwise defined in an employment or other agreement between Participant and the Company or its subsidiaries (in which case, such meaning shall apply), the occurrence of any of the following, without Participant’s prior consent:
(i)    relocation of Participant’s place of employment, without Participant’s consent, to a location that is more than thirty (30) miles from Participant’s principal place of employment prior to the Change in Control; or
(ii)    a material diminution of Participant’s base salary or annual bonus target percentage (i.e., percentage of base salary fixed during the performance year) from Participant’s base salary or annual bonus target in effect as of immediately prior to the Change in Control.

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A termination will qualify as a termination for Good Reason only if (i) Participant gives the Company notice, within ninety (90) days of the first existence or occurrence of any of the conditions specified above; (ii) the Company fails to cure the condition(s) within thirty (30) days of receiving such notice; and (iii) Participant terminates his or her Employment not later than thirty (30) days following the end of such 30-day period.
Restricted Stock Units that vest as provided in this Section 5(b) may no longer qualify for specific tax and social security treatment in France if such vesting occurs prior to the expiration of a two-year period from the Grant Date, or such other period as is required to comply with the minimum mandatory vesting period applicable to French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended, or to benefit from the specific tax and social regime in France.
6.    Termination of Employment
(a)    Termination Date. For purposes of this Restricted Stock Unit, Participant’s Employment will be considered terminated as of the date Participant is no longer actively providing services to the Company or one of its subsidiaries (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where Participant is employed or otherwise rendering services or the terms of Participant’s employment or service agreement, if any). Unless otherwise expressly provided in this Agreement or determined by the Company, Participant’s right to vest in this Restricted Stock Unit under the Plan, if any, will terminate as of such date (the “Termination Date”). The Termination Date will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where Participant is employed or otherwise rendering services or the terms of Participant’s employment or service agreement, if any). The Committee shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of his or her Restricted Stock Unit grant (including whether Participant may still be considered to be providing services while on a leave of absence).
(b)    Death. Should Participant cease continuous Employment by reason of death prior to a Vesting Date, then all unvested Restricted Stock Units will immediately vest as of the date of Participant’s death and the shares of Stock underlying the Award shall be issued to (a) the personal representative of Participant’s estate or (b) the person or persons to whom the shares are transferred pursuant to Participant’s will or the laws of inheritance, in compliance with French civil rules on inheritance, upon their request within a six (6) month period measured from the date of Participant’s death. If Participant’s heirs do not request distribution or delivery of the shares underlying the Award within six (6) months of Participant’s death, as provided herein, the Award shall be cancelled with respect to those shares and Participant’s heirs shall forfeit all rights and interests therein.
(c)    Disability. Should Participant cease continuous Employment by reason of Disability (as defined in the French Plan) and provided that such termination of Employment does not occur before the first anniversary of the Grant Date, then fifty percent (50%) of that portion of this Restricted Stock Unit that is not vested on the Termination Date shall immediately become fully vested on such Termination Date. The portion of this Restricted Stock Unit that is not vested and

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exercisable on the Termination Date (after giving effect to the accelerated vesting provided for herein) shall immediately terminate on such date.
(d)    Termination not for Cause due to Workforce Restructuring. Should Participant cease continuous Employment due to a termination not-for-Cause by the Company or a subsidiary due to position elimination or workforce restructuring, any portion of this Restricted Stock Unit that is not vested on the Termination Date shall vest as follows:

(i.)
If the Participant is an Executive Director or Vice President level employee on the Termination Date, as determined by the Committee in its sole discretion, any portion of this Restricted Stock Unit that otherwise would have vested within twelve (12) months of the Termination Date will continue to vest in the amounts and on the Vesting Dates specified in the applicable Notice of Grant provided that the employee executes the Separation Agreement.

(ii.)
If Participant is below the Executive Director level employee on the Termination Date, as determined by the Committee in its sole discretion, any portion of this Restricted Stock Unit that otherwise would have vested within six (6) months of the Termination Date will continue to vest in the amounts and on the Vesting Dates specified in the applicable Notice of Grant provided that the employee executes the Separation Agreement.

(e)    Other Termination. Except as otherwise provided in the Plan or this Agreement, if Participant’s Employment terminates for any reason not covered by Sections 5, 6(b), 6(c) or 6(d) above, Participant shall immediately forfeit to the Company any and all unvested Restricted Stock Units, and all rights and interests therein, without compensation, upon the Termination Date.
7.    Cancellation of Award and Recoupment. Notwithstanding anything herein to the contrary, if Participant is not in compliance with all material applicable provisions of this Agreement or the Plan, or if Participant engages in a Detrimental Activity or breaches any other Company policy or covenant with the Company to which the Participant is bound, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict the Restricted Stock Units at any time, and, at the Company’s request, Participant shall reimburse the Company for any gains realized by Participant on the sale of shares of Stock. If requested by the Company, Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of this Agreement and the Plan and has not engaged in any Detrimental Activity.
For purposes of this Agreement, “Detrimental Activity” shall mean any of the following, unless authorized by the Company: (1) during employment or other service to the Company, the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or its subsidiaries, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or its subsidiaries, (2) the disclosure to anyone outside the Company or its subsidiaries, or the use in other than the Company’s or its subsidiaries’ business, without authorization from the Company, of any confidential information or material relating to the business of the Company or its subsidiaries, acquired by Participant either during or

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after employment or other service with the Company or its subsidiaries, (3) the failure or refusal to disclose promptly and to assign to the Company or its subsidiaries all right, title and interest in any invention or idea, patentable or not, made or conceived by Participant during employment by or other service with the Company or its subsidiaries, relating in any manner to the actual or anticipated business, research or development work of the Company or its affiliates or the failure or refusal to do anything reasonably necessary to enable the Company or its subsidiaries to secure a patent where appropriate in the United States and in other countries insofar as any matter referred to in this clause (3) violates any obligation of Participant to the Company or its subsidiaries, or (4) any attempt directly or indirectly to induce any employee of the Company or its subsidiaries to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or its subsidiaries.
8.    Nontransferability. The Award is not assignable or transferable except upon Participant’s death to a Beneficiary.
9.    Compliance with Laws. Notwithstanding any other provisions of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon vesting of the Restricted Stock Unit prior to the completion of any registration or qualification of the shares of Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable.
10.    Restrictions on Transfer of Shares of Stock. Participant will not be permitted to sell or transfer any shares of Stock issued to Participant upon vesting of the Restricted Stock Units until the second anniversary of the applicable Grant Date, or such other period as is required to comply with the minimum holding period applicable to shares of Stock underlying French-qualified Restricted Stock Units under Section L. 225-197-1 of the French Commercial Code, as amended or by the French Tax Code or French Social Security Code, as amended to benefit from the favorable tax and social security regime, provided however, that this mandatory holding period shall not apply in the event of Participant’s termination of employment by reason of death or Disability (as defined in the French Plan). Furthermore, the shares of Stock underlying French-qualified Restricted Stock Units cannot be sold during certain Closed Periods (as defined in the French Plan and as interpreted by the French administrative guidelines), to the extent applicable under French law.
If Participant qualifies as a managing director under French law (“mandataires sociaux,” i.e., Président du Conseil d’Administration, Directeur Général, Directeur Général Délégué, Membre du Directoire, Gérant de Sociétés par actions) of the French Entity or has comparable positions in any company of the group including at the level of the granting Company and is subject to shareholding restrictions under French law, Participant must hold 20% of the shares of Stock issued

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pursuant to the Restricted Stock Units in a nominative account until Participant ceases to serve as a managing director, as long as this restriction is required under French law.
At the Company’s discretion, the share certificates for all shares of Stock subject to the Restricted Stock Units may bear a legend setting forth the restriction on sale or transfer for the time period set out in this Section 10. In addition, the shares of Stock may be held until the expiration of the holding period, at the Company’s discretion, either by the Company or by a transfer agent designated by the Company. In addition, the shares of Stock may be held in an account in Participant’s name with a broker designated by the Company or in such manner as the Company may otherwise determine in compliance with French law, and with holding periods.
11.    Continuance of Employment or Other Service. Nothing in this Agreement shall be deemed to create any obligation on the part of the Company or any subsidiaries to continue the Employment of Participant or interfere with the right of the Company or any subsidiaries to terminate the Employment of Participant.
12.    Provisions of the Plan. The provisions of the Plan, the terms of which are incorporated in this Agreement, shall govern if and to the extent that there are inconsistencies between those provisions and the provisions hereof. Participant acknowledges receipt of a copy of the Plan prior to the date of this Agreement.
13.    Acknowledgment of Nature of Plan and Award. In accepting the Award, Participant acknowledges that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time;
(b)the Award is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units has been awarded repeatedly in the past;
(c)all decisions with respect to future awards, if any, will be at the sole discretion of the Company;
(d)Participant’s participation in the Plan is voluntary;
(e)the Award is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or any subsidiaries, and which is outside the scope of Participant’s employment or service contract, if any;
(f)the Award and the underlying shares of Stock and income and value of same are not intended to replace any pension rights or compensation;
(g)the Award and the underlying shares of Stock and the income and value of same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar

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payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any subsidiary;
(h)the future value of the underlying shares of Stock is unknown and cannot be predicted with certainty;
(i)the value of the shares of Stock acquired upon vesting/settlement of the Restricted Stock Units may increase or decrease in value;
(j)unless otherwise agreed with the Company in writing, the Award and the underlying shares of Stock and the income and value of same are not granted as consideration for, or in connection with, any service Participant may provide as a director of a subsidiary;
(k)in consideration of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or from any diminution in value of the Award or shares of Stock acquired upon vesting of the Award resulting from termination of Participant’s continuous service by the Company or any subsidiaries (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company and any subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;
(l)the Award and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability; and
(m)neither the Company, the Employer nor any other subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Unit or of any amounts due to Participant pursuant to the vesting of the Restricted Stock Unit or the subsequent sale of any shares of Stock acquired upon vesting.
14.    No Advice Regarding Award. The Company is not providing any tax, legal, or financial advice, nor is the Company, the Employer or subsidiary retaining Participant making any recommendation regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the shares of Stock underlying the Restricted Stock Unit. Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
15.    Withholding.
(a)    Participant acknowledges that, regardless of any action the Company and/or Participant’s employer (the “Employer”) take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by

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the Company or the Employer. Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant, vesting or settlement of the Restricted Stock Units, the subsequent sale of any shares of Stock acquired upon vesting/settlement and the receipt of any dividends or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if Participant has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Prior to any relevant taxable or tax withholding event, as applicable, Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to Tax-Related Items by one or a combination of the following:
(i)    withholding from Participant’s wages or other cash compensation paid to Participant by the Company, the Employer or any other subsidiary;
(ii)    withholding from the proceeds of the sale of shares of Stock acquired at vesting of the Restricted Stock Unit either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization) without further consent;
(iii)    withholding shares of Stock to be issued upon vesting of the Restricted Stock Unit; or
(iv)    any other method approved by the Committee and permitted by applicable laws.
(c)    Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case Participant may receive a refund of any over-withheld amount and will have no entitlement to the share equivalent. Finally, Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
16.    Data Privacy Notice and Consent. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Agreement and any other Award grant materials

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by and among, as applicable, the Employer, the Company and any other subsidiary for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.
Participant understands that the Company, the Employer and any other subsidiary may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all awards or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
Participant understands that Data may be transferred to Morgan Stanley Smith Barney and its affiliates, E*Trade Financial Corporation and its affiliates, or any other third party service provider selected by the Company, which is assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, the Employer, any other subsidiary, and Morgan Stanley Smith Barney and its affiliates, E*Trade Financial Corporation and its affiliates, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative.
Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if he or she later seeks to withdraw his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant Participant Restricted Stock Units or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.
17.    Disqualification of French-qualified Restricted Stock Units. If the French-qualified Restricted Stock Units are otherwise modified or adjusted in a manner in keeping with

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the U.S. Plan or as mandated as a matter of law and the modification or adjustment is contrary to the terms and conditions of the French Plan or is contrary to French rules, the Restricted Stock Units may no longer qualify as French-qualified Restricted Stock Units. If the Restricted Stock Units no longer qualify as French-qualified Restricted Stock Units, the Committee may, provided it is authorized to do so under the Plan, determine to lift, shorten or terminate certain restrictions applicable to the vesting of the Restricted Stock Units or the sale of the shares of Stock which may have been imposed under the French Plan and this Agreement.
18.    Language. If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
19.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request that Participant consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.    Foreign Asset/Account, Exchange Control and Tax Reporting. Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Stock or cash (including the proceeds arising from the sale of shares of Stock) derived from participation in the Plan, to and/or from a brokerage/bank account or legal entity located outside Participant’s country. The applicable laws of Participant’s country may require that Participant report such accounts, assets, the balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements and should consult his or her personal legal advisor on this matter.
21.    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country, Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell shares of Stock or rights to shares of Stock under the Plan during such times as Participant is considered to have “inside information” regarding the Company (as defined by the laws in Participant’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Participant acknowledges that it is Participant’s responsibility to comply with any applicable restrictions, and Participant should speak to his or her personal advisor on this matter.
22.    Severability. In the event any one or more of the provisions of the Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of the Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision

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23.    Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.
For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of Connecticut and agree that such litigation shall be conducted only in the courts of New Haven County, Connecticut, or the federal courts for the United States for the District of Connecticut, and no other courts, where this grant of Restricted Stock Units is made and/or to be performed.
24.    Miscellaneous. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and, except as otherwise provided in the Plan, may not be modified other than by written instrument executed by the parties.
25.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the Award and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or desirable in order to comply with local law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
By clicking on the "I accept" button or by signing this document providing for the terms and conditions of your grant, you confirm having read and understood the documents relating to this grant (the Notice of Grant, the U.S. Plan as amended by the French Plan and this Agreement) which were provided to you in the English language. You accept the terms of those documents accordingly.

En cliquant sur le bouton "J’accepte" ou en signant et renvoyant le présent document décrivant les termes et conditions de votre attribution, vous confirmez ainsi avoir lu et compris les documents relatifs à cette attribution (la Lettre d’Attribution, le Plan Américain tel qu’amendé par le Plan pour la France et ce Contrat d’Attribution) qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.
IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.
ALEXION PHARMACEUTICALS, INC.

By:
Name:
Title:

PARTICIPANT

Name:

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